Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of LIFE TIME FITNESS, Inc. of our report dated March 5, 2004 appearing in the Prospectus dated June 30, 2004, which is part of Registration Statement No. 333-113764 filed by LIFE TIME FITNESS, Inc.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
July 7, 2004